Exhibit 1
UNDERWRITING AGREEMENT STANDARD PROVISIONS
[Date]
To the Representatives of the
several Underwriters named in
the respective Pricing Agreements
hereinafter described
Dear Sirs:
     From time to time, British Telecommunications plc (the “Company”) proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine and, subject to the terms and conditions stated herein and therein, the Company proposes to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”).
     The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the “Indenture”) identified in such Pricing Agreement.
     1. Particular sales of Designated Securities may be made from time to time by the Company to the Underwriters of such Securities for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Agreement shall not be construed as an obligation of the Company to sell any of the Securities to any of the Underwriters or as an obligation of any of the Underwriters to purchase any of the Securities, it being understood that the obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters, the principal amount of such Designated Securities to be purchased by each Underwriter and the commission payable to the Underwriters with respect thereto and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be executed in writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.
     2. The Company represents and warrants to, and agrees with, each of the Underwriters that:
     (a) The Company meets the requirements for use of Form F-3 under the Securities Act of 1933, as amended (the “Act”), has prepared an “automatic shelf registration statement” (as defined in Rule 405) on Form F-3 (File No. 333-147834) in respect of the Securities and has filed a related base prospectus with the Securities and Exchange Commission (the “Commission”) in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statement, but including all documents incorporated by reference in the base prospectus contained therein as of the date of such base prospectus, to the Representatives for each of the other Underwriters and such registration statement in such form, including any amendments thereto filed prior to the Applicable Time, became effective upon filing with the Commission and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, is threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, the financial statements incorporated by reference therein and any prospectus supplement relating to the Designated Securities that is filed with the Commission pursuant to Rule 424(b), but excluding the Statement of Eligibility and Qualification (Form T-1), each as amended on each Effective Date, being hereinafter collectively called the “Registration Statement” and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, “Registration Statement” shall also mean such registration statement as so amended; the base prospectus relating to the Securities, in the form in which it has most recently been filed with the Commission on or prior to the Effective Date, being hereinafter called the “Base Prospectus”; and any reference to the Base Prospectus, any Preliminary Prospectus or the Final Prospectus as amended or supplemented shall be deemed to refer to the Base Prospectus, any Preliminary Prospectus or the Final Prospectus as amended or supplemented in relation to the applicable Designated Securities in the form in which it is filed with the Commission after the Effective Date of the Registration Statement or the issue date pursuant to Rule 424 under the Act in accordance with Section 5(a) of this Agreement, including any documents incorporated by reference therein as of the date of such filing). The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Designated Securities, each of which has previously been furnished to the Representatives. The Company will file with the Commission a final prospectus supplement relating to the Designated Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised the Representatives, prior to the Applicable Time, will be included or made therein. The Registration Statement, at each Effective Date, meets the requirements set forth in Rule 415(a)(1)(x).

     (b) When the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the documents incorporated by reference in the Final Prospectus conformed in all material respects to the requirements of the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on each Effective Date, any further documents so filed or furnished and incorporated by reference in the Final Prospectus as supplemented will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided however that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Final Prospectus.
     (c) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, conform in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder; on each Effective Date, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to any statements or omissions from the Registration Statement or the Final Prospectus as amended or supplemented made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use therein.
     (d) At the Applicable Time, (i) the Disclosure Package and (ii) each electronic road show, if any, when taken together as a whole with the Disclosure Package, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to any statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use therein.
     (e) (i) At the time of filing the Registration Statement; (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus); (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Designated Securities in reliance on the exemption in Rule 163; and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)) the Company was or is (as the case may be) a “well-known seasoned issuer” (as defined in Rule 405). The Company agrees to pay the fees required by the Commission relating to the Designated Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
     (f) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Designated Securities; and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
     (g) Each Issuer Free Writing Prospectus listed on Schedule III to the applicable Pricing Agreement (if any) and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The preceding sentence does not apply to any statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use therein.
     (h) Otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries has sustained since the date of the latest financial statements of the Company included or incorporated by reference in the Disclosure Package and the Final Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference is material to the business of the Company and its subsidiaries, considered as a whole; and, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, there has not been (i) any material change in the capital stock of the Company (excluding issuances of capital stock pursuant to employee stock option or profit sharing plans); (ii) any increase in (before the effect of currency translation) in the consolidated long-term debt of the Company; or (iii) any material adverse change, or any development which the Company has reasonable cause to believe will involve a prospective material adverse change, in or affecting the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole.
     (i) The Company (i) has been duly incorporated and is validly existing under the laws of England and Wales; and (ii) has power and authority (corporate and other) under such laws to own its properties and conduct its businesses as described in the Disclosure Package and the Final Prospectus.

     (j) The Company has an issued share capital as set forth in the Disclosure Package and the Final Prospectus (excluding subsequent issuances of capital stock, if any, pursuant to employee stock option or profit sharing plans); and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.
     (k) The Designated Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture, deposited with the Depositary in accordance with the terms of the deposit agreement dated as of December 12, 2000 (the “Deposit Agreement”) between the Company and the Depositary, and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Deposit Agreement and the Indenture (each of which will be substantially in the form filed as an exhibit to the Registration Statement) and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (l) The Indenture has been duly authorized, and, at the Closing Date, the Indenture will have been duly executed and delivered by the Company and will be duly qualified under the Trust Indenture Act, and will constitute a valid and binding instrument of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (m) The Pricing Agreement and the Deposit Agreement have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable in accordance with their respective terms except as enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (n) The Designated Securities, the Deposit Agreement and the Indenture will conform in all material respects to the descriptions thereof in any Preliminary Prospectus, as amended or supplemented at the Applicable Time, and the Final Prospectus.
     (o) The issue and sale of the Designated Securities, and the compliance by the Company with all of the provisions of the Indenture, this Agreement, or any Pricing Agreement, the Deposit Agreement, and the Designated Securities and the consummation of the transactions herein and therein contemplated (i) will not result in any violation of the provisions of the Memorandum and Articles of Association of the Company; (ii) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, in each case, except for conflicts, breaches, defaults or violations which would not affect the validity or enforceability of the Designated Securities and would not have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as a whole; or (iii) will not result in any violation of any statute of the United States or the United Kingdom (or of any political subdivision of the foregoing) or any order, rule or regulation of any court or governmental agency or body of the United States or the United Kingdom (or of any political subdivision of the foregoing) having jurisdiction over the Company or any of its subsidiaries or any of their properties, in each case, except for conflicts, breaches, defaults or violations which would not affect the validity or enforceability of the Designated Securities and would not have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as a whole; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Designated Securities, or the consummation of the other transactions contemplated by this Agreement or any Pricing Agreement, the Indenture or the Deposit Agreement, except such as have been, or will have been prior to the Closing Date, obtained or are available without any action required on the part of the Company under the Act, the Trust Indenture Act, Section 765 of the United Kingdom Income and Corporation Taxes Act 1988 and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters.
     (p) Other than as set forth or contemplated in the Disclosure Package and the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as a whole; and, other than as set forth or contemplated in the Disclosure Package and the Final Prospectus, to the best of the Company’s knowledge, no such legal or governmental proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (q) Other than as described in the Final Prospectus, no stamp duty, stamp duty reserve tax or other issuance, registration, documentary or transfer taxes or duties or similar fees or charges (“Stamp Taxes”) or withholding taxes are required to be paid in the United Kingdom of Great Britain and Northern Ireland (the “United Kingdom”) or the United States of America (the “United States”), or to any political subdivision or taxing authority thereof or therein, by or on behalf of the Underwriters in connection with (i) the execution, delivery, performance or enforceability of this Agreement, the Indenture or any Pricing Agreement, or (ii) the issuance, delivery or initial distribution of the Designated Securities in the manner contemplated in this Agreement, in any Pricing Agreement and in the Indenture.
     (r) Other than as set forth in the Disclosure Package and the Final Prospectus, under the current laws and regulations of the United Kingdom, all interest and other payments on the Designated Securities paid by or on behalf of the Company to holders of the Designated Securities that are non-residents of the United Kingdom are not subject to income, withholding or other taxes and are payable free and clear of any other tax, duty, withholding or deduction in the United Kingdom.
     (s) The Company and its subsidiaries have timely filed all tax returns required to be filed through the date of this Agreement and have paid all taxes shown thereon to the extent that such taxes have become due (including any interest, penalties or other additions to tax applicable thereto), except for such amounts that are being contested in good faith by the Company or any of its subsidiaries or would not, individually or in the aggregate, have a material adverse effect if resolved against the Company; and except as described in the Disclosure Package and the Final Prospectus, there is no tax deficiency that has been, or, to the knowledge of the Company, could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would, individually or in the aggregate, have a material adverse effect.
     (t) The Company is not and, after giving effect to the offering and sale of the Designated Securities and the use of proceeds therefrom, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (u) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.
     (v) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.
     (w) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (x) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     3. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of the Underwriters’ Securities, the several Underwriters propose to offer the Underwriters’ Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.
     4. Except as otherwise provided in this Section 4, payment for the Designated Securities shall be made in same day funds at the time and place set forth in the Pricing Agreement (such date and time of delivery and payment for the Designated Securities being herein called the “Closing Date”), upon delivery to the Representatives for the respective accounts of the several Underwriters of the Designated Securities in the form of beneficial interests in the Designated Securities registered in book-entry form, as more fully described below, in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the date of delivery, with any Stamp Taxes payable in connection with the transfer of the Designated Securities to the Underwriters duly paid.
     The Company will deliver against payment of the purchase price the Designated Securities in the form of one or more permanent global Securities in registered form (the “Global Security”) deposited with the Depositary pursuant to the Deposit Agreement, against which deposit the Depositary will issue certificateless depositary interests to The Depository Trust Company (“DTC”). Beneficial interests in the Designated Securities will be shown on, and transfer thereof will be effected only through, records maintained in book-entry form in respect of such certificateless depositary interests by DTC and its participants, including, as applicable, Euroclear, S.A./N.V. and Clearstream, Luxembourg. The Company agrees to have the Global Security available for inspection and checking by the Representatives at such place as is designated by them, not later than 10:00 A.M., London time, on the business day prior to the Closing Date.
     5. The Company agrees with each of the Underwriters of any Designated Securities:
     (a) To prepare the Final Prospectus as amended and supplemented in relation to the applicable Designated Securities in a form approved by the Representatives, which approval shall not be unreasonably withheld or delayed, and to file such Final Prospectus pursuant to the applicable paragraph of Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the Applicable Time; to make no further amendment or any supplement to the Registration Statement or Base Prospectus (including the Final Prospectus or any Preliminary Prospectus) after the Applicable Time and prior to the termination of the offering of the Designated Securities which shall be reasonably disapproved by the Representatives for such Designated Securities promptly after reasonable notice thereof; to advise the Representatives (i) when the Final Prospectus and any supplement thereto shall have been filed (if required) with the Commission pursuant to Rule 424(b) and furnish the Representatives with copies thereof; to file or furnish promptly all reports and any definitive proxy or information statements required to be filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required under the Act in connection with the offering or sale of such Designated Securities, and during such same period to advise the Representatives, promptly after the Company receives notice thereof; (ii) of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Base Prospectus or any amended Final Prospectus has been filed or furnished; (iii) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Designated Securities; (iv) of the suspension of the qualification of such Designated Securities for offering or sale in any jurisdiction of the United States; (v) of the initiation or threatening of any proceeding for any such purpose; or (vi) of any request by the Commission for the amending or supplementing of the Registration Statement or Final Prospectus or for additional information; and in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
     (b) To prepare a final term sheet, containing solely a description of final terms of the Designated Securities and the offering thereof in the form approved by the Representatives and attached as Schedule II to the Pricing Agreement and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule;
     (c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Underwriters in such quantities as they may reasonably request;
     (d) Promptly from time to time, to take such action as the Representatives may reasonably request to qualify such Designated Securities for offering and sale under the securities laws of such jurisdictions of the United States, Puerto Rico and Guam as the Representatives may request and such other jurisdictions as the Company and the Representatives may agree and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Securities; provided that in connection therewith the Company shall be obligated to pay or reimburse the Underwriters for expenses (including such fees and disbursements, other than filing fees, of counsel for the Underwriters and applicable value added tax or other similar taxes) to the extent that such payment or reimbursement, together with prior payments or reimbursements, exceed, in the aggregate, $40,000 in connection with the offering and sale of Designated Securities registered on the Registration Statement under state securities laws pursuant to this Agreement;
     (e) So long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), to furnish the Underwriters with copies of the Disclosure Package and the Final Prospectus and any supplement thereto in such quantities as the Representatives may reasonably request and, if the delivery of a prospectus is required under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) at any time in connection with the offering or sale of such Securities and if at such time any event shall have occurred as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Final Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Registration Statement or to file or furnish under the Exchange Act a new registration statement, supplement the Final Prospectus or file or furnish any document incorporated by reference in the Final Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file or furnish such document; to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Final Prospectus or a supplement to the Final Prospectus which will correct such statement or omission or effect such compliance; provided however that in case any Underwriter is required under the Act to deliver a prospectus in connection with the offering or sale of Designated Securities at any time more than nine months after the Applicable Time, the cost of such preparation and furnishing of such amended or supplemented Final Prospectus (but not any document incorporated by reference therein) incurred after such nine month period shall be borne by the Underwriters of such Designated Securities;
     (f) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
     (g) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Designated Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III to the Pricing Agreement and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping; and
     (h) Not, directly or indirectly, without the Representatives’ prior written consent (which consent shall not be unreasonably withheld), to offer, sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any debt securities of the Company that have terms and conditions that are substantially similar to the Designated Securities for the period from and including the date of the Pricing Agreement through and including the Closing Date for such Designated Securities.
     6. The Company agrees with the several Underwriters that the Company will pay or cause to be paid the following (in each case, together with any applicable value added tax or other similar taxes): (i) the fees, disbursements and expenses of counsel and accountants of the Company in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or otherwise producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Designated Securities; (iii) subject to Section 5(d), all expenses in connection with the qualification of the Designated Securities for offering and sale under state securities laws, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Designated Securities; (v) any filing fees incident to, and the fees and disbursements of counsel for the underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Designated Securities; (vi) the cost of preparing the Designated Securities and the delivery of the Designated Securities to the Underwriters, including any Stamp Taxes payable in connection with (x) the execution, delivery, performance or enforceability of this Agreement, the Indenture or any Pricing Agreement, or (y) the issuance, delivery or initial distribution of the Designated Securities in the manner contemplated in this Agreement, in any Pricing Agreement and in the Indenture; (vii) to the Representatives for the account of the several Underwriters, the amount, if any, specified in Schedule II to the Pricing Agreement in lieu of reimbursement of out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated hereby and thereby; (viii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture, Deposit Agreement and the Securities; (ix) all costs associated with the listing of the Designated Securities, if applicable, on the London Stock Exchange; and (x) all other costs and expenses of the Company incident to the performance of their respective obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their own counsel, transfer taxes on resale of any of the Designated Securities by them (other than in connection with the issuance, delivery or initial distribution of such Designated Securities) and any advertising expenses connected with any offers they may make. For the avoidance of doubt, the Company shall not be liable for any Stamp Taxes arising in respect of transfers of, or agreements to transfer, Designated Securities not contemplated by this Agreement, any Pricing Agreement or the Indenture.
     7. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in such Pricing Agreement are, at and as of the Applicable Time and the Closing Date for such Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Final Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) of this Agreement; the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated the Closing Date for such Designated Securities, with respect to the issuance and sale of the Designated Securities, the Indenture, the Designated Securities, the Registration Statement, this Agreement, the Pricing Agreement, the Disclosure Package and the Final Prospectus as amended or supplemented and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion or opinions, such counsel may assume that any document referred to in their opinion and executed by the Company has been duly authorized, executed and delivered pursuant to English law and may rely as to all matters governed by English law upon the opinion referred to in subsection (c) of this Section 7.
     (c) Linklaters LLP, English and U.S. counsel for the Company, shall have furnished to the Representatives such opinion or opinions, dated the Closing Date for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect set forth in Annex II hereto.
     (d) At the date of the Pricing Agreement and at the Closing Date, PricewaterhouseCoopers LLP, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, shall have furnished to the Representatives letters, dated respectively as of the Applicable Time and as of the Closing Date, to the effect set forth in Annex III hereto.
     (e) Subsequent to the execution of the Pricing Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment or supplement thereto) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any adverse change in the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the effect of which is, in the reasonable judgment of the Representatives, after consultation with the Company, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated by the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto).
     (f) Subsequent to the execution of the Pricing Agreement, no downgrading shall have occurred in the rating accorded the Company’s debt securities by Moody’s Investors Services, Inc. or Standard & Poor’s Rating Services, a Division of McGraw Hill Companies Inc.
     (g) Subsequent to the execution of the Pricing Agreement, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or London Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange or the London Stock Exchange; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or a general moratorium on commercial banking activities in the United Kingdom declared by authorities in the United Kingdom; (iv) a change or development involving a prospective change in United States or United Kingdom taxation affecting the Designated Securities or the imposition of exchange controls by the United States or the United Kingdom; or (v) a material outbreak or escalation of hostilities involving the United States or the United Kingdom or the declaration by the United States or United Kingdom, of a national emergency or war, if the effect of any such event specified in this sub-Section (v) in the reasonable judgment of the Representatives, after consultation with the Company, is so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).
     (h) The Company shall have furnished or caused to be furnished to the Representatives on the Closing Date for the Designated Securities a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the respective representations and warranties of the Company herein at and as of such Closing Date, as to the performance by the Company of all of its respective obligations hereunder to be performed at or prior to the Closing Date, as to the matters set forth in paragraphs (a) and (f) of this Section, and as to such other matters as the Representatives may reasonably request.
     8.
     (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities (or actions in respect thereof) (including any applicable value added tax or other similar taxes), joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Designated Securities, the Final Prospectus, or any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, damage, liability, action or claim as such expenses are incurred; provided however that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for inclusion therein.
     (b) Each Underwriter will indemnify and hold harmless the Company and its authorized representative in the United States named in the Registration Statement (the “Authorized Representative”) against any losses, claims, damages or liabilities (or actions in respect thereof) (including any applicable value added tax or other similar taxes) to which the Company or such Authorized Representative may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement to the Designated Securities, the Final Prospectus, or any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company or such Authorized Representative for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party (i) shall not relieve it from any liability which it may have to any indemnified party under such subsection unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to an indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party) and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.
     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Designated Securities and not joint.
     (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act, and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, to the Authorized Representative and to each person, if any, who controls the Company within the meaning of the Act.
     9.
     (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives and the Company shall have the right to postpone the Closing Date for such Designated Securities for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Final Prospectus as amended or supplemented or in any other documents or arrangements and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Final Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement and the Pricing Agreement relating to such Designated Securities shall include any person substituted under this Section with like effect as if such person had originally been a party to such Pricing Agreement.
     (b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated

Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities as referred to in subsection (b) above or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter and the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Designated Securities.
     11. If any Pricing Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Section 6 and Section 8 hereof; but, if for any other reason, Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all reasonable out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel and applicable value added tax or other similar taxes, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities; but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Section 6 and Section 8 hereof.
     12. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.
     13. All statements, requests, notices and agreements hereunder shall be in writing, by telex or facsimile transmission if promptly confirmed in writing and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the address of the Company set forth in the Registration Statement, Attention: Les Winnister; provided however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by registered mail to the Representatives at the address(es) for notices set forth in Schedule II to the Pricing Agreement.
     14.
     (a) The Company agrees to make all payments in respect of this Agreement free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments, fees or other governmental charges imposed or levied by or on behalf of the United Kingdom or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law, in which case the Company shall pay such additional amounts as may be necessary in order that every net payment received by the Underwriters in respect of this Agreement will not be less than the amount then due and payable.
     (b) If the Company makes an increased payment under this Section 14 and the payee subsequently obtains a refund of tax or utilizes a credit against tax by reason of the Company making such a deduction or withholding, the payee shall reimburse the Company as soon as reasonably practicable with an amount such as the payee shall determine (with such determination in good faith being final and conclusive) to be such proportion of the said refund or credit as shall leave the payee after such reimbursement in no better or worse position (having regard to the time value of money) than it would have been in had no deduction or withholding been required.
     15. Whenever the Company is obliged to pay a sum to the Underwriters (or any one of them) as reimbursement for any fee, cost, charge or expense (the “Relevant Cost”), the Company shall also pay to the relevant Underwriter or Underwriters (as applicable) an amount which:
     (a) if for value added tax purposes the Relevant Cost is consideration for a supply of goods or services made to the Underwriters (or any one of them), is equal to any input value added tax incurred by the Underwriters (or any one of them) on that supply which the Underwriters (or any one of them) consider they are (or considers it is) unable to recover from the relevant tax authorities (whether by repayment or credit); and
     (b) if for value added tax purposes the Relevant Cost is a disbursement incurred by the Underwriters (or any one of them) as agent on behalf of the Company, is equal to any value added tax included in the Relevant Cost, and the Underwriters (or any one of them) shall use reasonable endeavours to procure that the relevant third party issues a valid value added tax invoice in respect of the Relevant Cost to the Company.
     16. The Company hereby acknowledges that (a) the purchase and sale of the Designated Securities pursuant to this Agreement and each Pricing Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other; (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company; and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
     17. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 8 and Section 10 hereof, the Authorized Representative, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Designated Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     18. Time shall be of the essence of each Pricing Agreement.
     19. This Agreement and each Pricing Agreement shall be construed in accordance with the laws of the State of New York.
     20. The Company hereby appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011 or its successor as its authorized agent (the “Authorized Agent”) upon which process may be served in any action based on this Agreement or any Pricing Agreement which may be instituted in any State or Federal court in The City, County and State of New York by any Underwriter and expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable so long as any of the Designated Securities remain outstanding unless and until a successor Authorized Agent shall be appointed and such successor shall accept such appointment. The Company will take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company (mailed or delivered as aforesaid) shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action based on this Agreement or any Pricing Agreement may be instituted by any Underwriter against the Company in any competent court in the United Kingdom.
     21. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
     22. The terms that follow, when used in this Agreement, shall have the meanings indicated.

     “Applicable Time” shall mean the applicable time specified in the applicable Pricing Agreement.
     “Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Applicable Time.
     “business day” shall mean any day when the Commission’s office in Washington, D.C. is normally open for business.
     “Depositary” shall mean Law Debenture Trust Company of New York.
     “Disclosure Package” shall mean (i) the Base Prospectus; (ii) any Preliminary Prospectus used most recently prior to the Applicable Time; (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III to the Pricing Agreement; (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any; and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
     “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.
     “Final Prospectus” shall mean the final prospectus supplement relating to the Designated Securities that was first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
     “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 2(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
     “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 433”, “Rule 456” and “Rule 457” refer to such Rules under the Act.
[The remainder of this page has been left blank intentionally.]

Very truly yours, British Telecommunications plc
By:
Name:
Title:

ANNEX I
PRICING AGREEMENT
[Names of Representative(s)],
As Representatives of the several
Underwriters named in Schedule I hereto
c/o [Address of Representative(s)]
[Date]
     Dear Sirs:
     British Telecommunications plc, a corporation organized under the laws of England and Wales (the “Company”) proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement Standard Provisions (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).
     Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the Applicable Time and the Closing Date with respect to the Designated Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to the Representatives. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth in Schedule II hereto.
     An amendment to the Registration Statement, a Preliminary Prospectus, a Final Prospectus, and any Free Writing Prospectus (included in Schedule III hereto), as the case may be, relating to the Designated Securities, in the form heretofore delivered to the Representatives is or will be filed with the Commission.
     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at a purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.
     If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that the

2

Representatives’ acceptance of this letter on behalf of each of the Underwriters may be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be supplied to the Company upon request.

Very truly yours, British Telecommunications plc
By:

Accepted as of the date hereof:

[
(Name of Co-Representative Partnership)]

[Names of Co-Representative corporations]

By
([Title])

[On behalf of each of the Underwriters]

3

SCHEDULE 1

Principal
Amount of
Designated
Securities to
Underwriters	be Purchased

[Names of Representative(s)]	$

[Names of Underwriters]

Total	$

4

SCHEDULE II
Title of Designated Securities:
     [ %] [Floating Rate] [Zero Coupon] [Extendible] [Debentures] due [Date]
Aggregate Principal Amount:
     [$]
Price to Public:
     % of the principal amount of the Designated Securities, plus accrued interest from to the Closing Date [and accrued amortization, if any, from            to the Closing Date]
Purchase Price by Underwriters:
     % of the principal amount of the Designated Securities, plus accrued interest from to the Closing Date [and accrued amortization, if any, from            to the Closing Date]
Form of Designated Securities:
     Book-entry only form represented by one or more global securities deposited with the Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Closing Date at the office of DTC
Specified Funds for Payment of Purchase Price:
     immediately available funds
Payment to Underwriters in Lieu of Reimbursement for Expenses:
Indenture:
     Indenture, dated as of [Date], [as amended,] between the Company and Citibank N.A., as Trustee
Applicable Time:
     [Time and Date]
Closing Date:
     [Time and Date]
Closing Location:

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Name and Addresses of Representatives:
     Designated Representatives:
     Address for Notices, etc.:
Maturity:
Interest Rate:
     [ %] [Zero Coupon]
Interest Payment Dates:
     [months and dates], commencing [month and date]
Redemption Provisions:
     The Designated Securities are redeemable as a whole at any time at the principal amount thereof plus accrued interest in the event of certain changes in the tax laws of the United Kingdom.
     [No other provisions for redemption]
     [The Designated Securities may be redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Company, in the amount of [$] or an integral multiple thereof,] [on or after        ,     at the following redemption prices (expressed in percentages of principal amount). If redeemed during the 12-month period beginning

Year	Redemption Price

and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]
     [on any interest payment date falling on or after            at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]
     [Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events]
     [Restriction on refunding]
Sinking Fund Provisions:
     [No sinking fund provisions]

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     [The Designated Securities are entitled to the benefit of a sinking fund to retire [$] principal amount of Designated Securities on            in each of the     years through            at 100% of their principal amount plus accrued interest] [, together with [cumulative] [non-cumulative] redemptions at the option of the Company to retire an additional [$] principal amount of Securities in the years            through         at 100% of their principal amount plus accrued interest].
Defeasance:
     [The provisions of Section [403] of the Indenture relating to defeasance shall apply to the Designated Securities.]
Other Terms:
     [The Designated Securities shall have been admitted to listing on the London Stock Exchange.]

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SCHEDULE III
Schedule of Free Writing Prospectuses included in the Disclosure Package

8

ANNEX II
Form of Opinion of Linklaters LLP

9

ANNEX III
Comfort Letter

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